EXHIBIT 12
                                                                     PAGE 1 OF 3

               K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      RATIOS OF EARNINGS TO FIXED CHARGES
     AND RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
             FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 AND
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                             THREE MONTHS ENDED MARCH 31,                   YEARS ENDED DECEMBER 31,
                           ---------------------------------    ------------------------------------------------
                             1996         1996        1995        1995         1995         1994         1993
                           PRO FORMA     ACTUAL      ACTUAL     PRO FORMA     ACTUAL       ACTUAL       ACTUAL
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Earnings before fixed
 charges:
 Net loss...............   $(20,194 )   $(20,740)   $(20,701)   $(48,845 )   $ (75,435)   $ (41,403)   $ (86,496)
 Income tax benefit.....      --           --          --        (59,600 )     (59,600)     (42,100)      --
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Loss from continuing
 operations before
 income tax benefit.....    (20,194 )    (20,740)    (20,701)   (108,445 )    (135,035)     (83,503)     (86,496)
Interest expense and
 amortization of
 deferred financing
 costs..................     28,405       28,951      25,347     113,564       108,519       81,324       77,856
Interest portion of
 rental expenses........      2,578        2,578       2,149      10,000         8,129        7,991        5,838
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Earnings (loss) before
 fixed charges..........     10,789       10,789       6,795      15,119       (18,387)       5,812       (2,802)
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Fixed charges:
 Interest expense and
   amortization of
   deferred financing
   costs................     28,405       28,951      25,347     113,564       108,519       81,324       77,856
 Interest portion of
   rental expenses......      2,578        2,578       2,149      10,000         8,129        7,991        5,838
                           ---------    --------    --------    ---------    ---------    ---------    ---------
   Total fixed
     charges............     30,983       31,529      27,496     123,564       116,648       89,315       83,694
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Deficiency of earnings
 to fixed charges.......    (20,194 )    (20,740)    (20,701)   (108,445 )    (135,035)     (83,503)     (86,496)
Preferred stock
 dividends..............    (11,844 )     (6,844)     (6,414)    (46,287 )     (28,978)     (25,959)     (22,290)
                           ---------    --------    --------    ---------    ---------    ---------    ---------
Deficiency of earnings
 to fixed charges and
 preferred stock
 dividends..............   $(32,038 )   $(27,584)   $(27,115)   $(154,732)   $(164,013)   $(109,462)   $(108,786)
                           ---------    --------    --------    ---------    ---------    ---------    ---------
                           ---------    --------    --------    ---------    ---------    ---------    ---------

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 3

               K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES
   RATIOS OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO CASH INTEREST EXPENSE, RATIOS OF EARNINGS
 BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO CASH INTEREST EXPENSE AND CASH DIVIDENDS ON PREFERRED STOCK, RATIOS
OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR
     ONE-TIME CHARGES TO INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK
              FOR THE TWELVE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                    TWELVE MONTHS ENDED MARCH 31,
                                                                  ---------------------------------
                                                                    1996         1996        1995
                                                                  PRO FORMA     ACTUAL      ACTUAL
                                                                  ---------    --------    --------
Earnings before interest, taxes, depreciation, amortization and
 provision for one-time charges................................   $250,597     $225,424    $197,478
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
 Interest expense..............................................   $110,255     $108,821    $ 86,067
 Less: non-cash portion of interest expense....................     (2,480 )     (2,417)     (5,587)
                                                                  ---------    --------    --------
Cash interest expense..........................................   $107,775     $106,404    $ 80,480
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
Ratio of earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges to cash
interest expense...............................................       2.3x         2.1x        2.5x
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------

Earnings before interest, taxes, depreciation, amortization and
 provision for one-time charges................................   $250,597     $225,424    $197,478
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
Cash interest expense..........................................   $107,775     $106,404    $ 80,480
Cash dividends on preferred stock..............................     31,500       11,500      11,500
                                                                  ---------    --------    --------
Cash interest expense plus cash dividends on preferred stock...   $139,275     $117,904    $ 91,980
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
Ratio of earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges to cash
interest expense and cash dividends on preferred stock.........       1.8x         1.9x        2.1x
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------

Earnings before interest, taxes, depreciation, amortization and
 provision for one-time charges................................   $250,597     $225,424    $197,478
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
Interest expense...............................................   $110,255     $108,821    $ 86,067
Dividends on preferred stock...................................     46,717       29,408      26,342
                                                                  ---------    --------    --------
Interest expense plus dividends on preferred stock.............   $156,972     $138,229    $112,409
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------
Ratio of earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges to interest
expense and dividends on preferred stock.......................       1.6x         1.6x        1.8x
                                                                  ---------    --------    --------
                                                                  ---------    --------    --------

                                                                      EXHIBIT 12
                                                                     PAGE 3 OF 3

               K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES
   RATIOS OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO CASH INTEREST EXPENSE, RATIOS OF EARNINGS
 BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO CASH INTEREST EXPENSE AND CASH DIVIDENDS ON PREFERRED STOCK, RATIOS
OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR
     ONE-TIME CHARGES TO INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                                   YEARS ENDED DECEMBER 31,
                                                         ---------------------------------------------
                                                           1995         1995        1994        1993
                                                         PRO FORMA     ACTUAL      ACTUAL      ACTUAL
                                                         ---------    --------    --------    --------
Earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges......   $254,814     $216,115    $162,094    $138,242
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
 Interest expense.....................................   $109,791     $105,384    $ 78,244    $ 74,336
 Less: non-cash portion of interest expense...........     (2,774 )     (2,690)     (5,807)     (8,533)
                                                         ---------    --------    --------    --------
Cash interest expense.................................   $107,017     $102,694    $ 72,437    $ 65,803
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
Ratio of earnings before interest, taxes,
 depreciation, amortization and provision for one-time
charges to cash interest expense......................       2.4x         2.1x        2.2x        2.1x
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------

Earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges......   $254,814     $216,115    $162,094    $138,242
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
Cash interest expense.................................   $107,017     $102,694    $ 72,437    $ 65,803
Cash dividends on preferred stock.....................     31,500       11,500      11,500      11,500
                                                         ---------    --------    --------    --------
Cash interest expense plus cash dividends on preferred
 stock................................................   $138,517     $114,194    $ 83,937    $ 77,303
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
Ratio of earnings before interest, taxes,
 depreciation, amortization and provision for one-time
 charges to cash interest expense and cash dividends
on preferred stock....................................       1.8x         1.9x        1.9x        1.8x
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------

Earnings before interest, taxes, depreciation,
 amortization and provision for one-time charges......   $254,814     $216,115    $162,094    $138,242
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
Interest expense......................................   $109,791     $105,384    $ 78,244    $ 74,336
Dividends on preferred stock..........................     46,287       28,978      25,959      22,290
                                                         ---------    --------    --------    --------
Interest expense plus dividends on preferred stock....   $156,078     $134,362    $104,203    $ 96,626
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------
Ratio of earnings before interest, taxes,
 depreciation, amortization and provision for one-time
 charges to interest expense and dividends on
preferred stock.......................................       1.6x         1.6x        1.6x        1.4x
                                                         ---------    --------    --------    --------
                                                         ---------    --------    --------    --------